UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2007

VOIS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-33035	95-4855709
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Northeast 6th Avenue, Delray Beach, FL	33483
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including area code (561) 274-4894

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2007, the Board of Directors terminated Steven J. Bartkiw as the Company’s President and Chief Executive Officer. Thereafter, Mr. Bartkiw also resigned as a Director of the Corporation.

Mr. Gary Schultheis, the Company’s Chairman of the Board, was elected to the position of President and Chief Executive Officer. Information concerning the background of Mr. Schultheis has previously been furnished as part of the Company’s filings.

Mark Minkin, a long-time colleague of Mr. Bartkiw, also resigned as Senior Vice President of Marketing, Secretary and as a Director on May 31, 2007.

Mr. Herbert Tabin, the Company’s Senior Vice President of Corporate Development and a Director, was elected to the office of Secretary. Information concerning the background of Mr. Tabin has previously been furnished as part of the Company’s filings.

Marc A. Saitta, the Company’s Chief Financial Officer, also a long-time colleague of Mr. Bartkiw, submitted his resignation on May 31, 2007.

The Company has not elected any additional directors to replace the departing directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS INC.

By:	/s/ Gary Schultheis
Gary Schultheis
President and CEO

DATED: June 4, 2007